Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.selective.com

For release at 4:15 p.m. (ET) on July 11, 2011
Investor Contact: Jennifer DiBerardino
973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen
973-948-1307, gail.petersen@selective.com

Selective Insurance Group Expands Product Offerings
Through Excess and Surplus Lines Renewal Rights Transaction

Branchville, NJ – July 11, 2011 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced that its subsidiaries have entered into renewal rights and related agreements with subsidiaries of Alterra Capital Holdings Limited (collectively, “Alterra”) to write commercial lines contract binding authority excess and surplus (“E&S”) policies, expanding Selective’s product offerings to agents and customers.  The deal is expected to close on August 1, 2011.  The Alterra commercial lines contract binding authority E&S business generated gross premiums written of $77 million in 2010.

“As we execute on our strategy to introduce more products into our portfolio, we believe E&S is a natural extension of our current commercial lines small business,” said Chairman, President and Chief Executive Officer Gregory E. Murphy.  “Historically, the contract binding authority E&S business has been more profitable than the standard commercial lines business and this creates an opportunity to improve our revenue and underwriting margin.”

“We are very excited to build on the relationships with wholesale general agents that currently sell this product,” continued Murphy.  “This book of business was built on a foundation of agency relationships and franchise value, two core aspects of Selective’s strategy,” said Murphy.

“We are joined in this venture by Joseph F. Morris, former president and CEO of James River Insurance.  Joe will lead the organization and the experienced team that will join us from Alterra,” continued Murphy.  “We expect the combination of Joe’s leadership, the contract binding authority E&S expertise from Alterra, and our new wholesale general agency partners will give us a competitive advantage in the marketplace.”

Morris has more than 30 years of insurance industry experience, much of that time in E&S.  He headed the Philadelphia Contributionship and was president and CEO of Penn-America Group, a specialty property and casualty company with extensive contract binding authority E&S writings.

Selective will write the business on Alterra paper during a transition period while Selective establishes a new organization licensed to write E&S business in all 50 states.  Required regulatory approvals, including for the new organization name, are anticipated before the end of the year.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for seven property and casualty insurance companies rated “A+” (Superior) by A.M. Best.  Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program.  Selective maintains a website at www.selective.com.

Forward-Looking Statements
In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA").  The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements.  These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely” or “continue” or other comparable terminology.  These statements are only predictions, and we can give no assurance that such expectations will prove to be correct.  We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:
•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and therefore statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires;

•	adverse market, governmental, regulatory, legal or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;

•
changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time-to-time.  We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.
Selective’s SEC filings can be accessed through the Investor Relations section of Selective’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

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